exhibit 10.12

note PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made and entered into as of September 5, 2013 by and between West Texas Resources, Inc., a Nevada corporation (the “Company”), and Lake Oswego Oil Company, LLC, an Oregon limited liability company (the “Investor”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agrees as follows:

1.            Sale and Purchase of Note. Subject to the terms and conditions hereof, the Company hereby sells to the Investor, and the Investor hereby purchases from the Company, a secured promissory note in the form attached hereto as Exhibit A (the “Note”) in the principal amount of $100,000, for a purchase price of $100,000. Interest will accrue on the unpaid principal balance of the Note at the rate of six percent (6%) per. All principal and unpaid interest shall be due and payable on November 5, 2013.

2.            Warrant. As an inducement to Investor to enter into this Agreement, the Company hereby grants Investor a warrant (“Warrant”) to purchase 200,000 shares of the Company’s $0.001 par value common stock in the form attached hereto as Exhibit B. The Warrant shall be exercisable at $0.50 per share over a two year period expiring on September 5, 2015.

3.            Representations and Warranties of the Company. To induce the Investor to enter into this Agreement and to purchase the Note and Warrant, the Company hereby represents and warrants to the Investor that:

3.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.2              Authority; Binding Obligations. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Note and the Warrant and to perform its obligations hereunder and thereunder. All corporate action on the part of the Company necessary for the authorization of this Agreement, the Note and the Warrant has been taken. This Agreement, the Note and the Warrant, when executed and delivered, will be valid and binding obligations of the Company.

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3.3              SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the period commencing on April 27, 2012 through the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.            Representations of the Investor. The Investor represents to the Company that:

4.1              Investment Intent. The Note, Warrant and the common shares underlying the Warrant (collectively, the Securities”) are being acquired by the Investor for investment purposes only for the Investor’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor has no current plan or intention to engage in a sale, exchange, transfer, distribution or other disposition, directly or indirectly, of the Securities. The Investor is able to bear the economic risk of his investment and has the knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities.

4.2              Pre-existing Relationship; No General Solicitation. The Investor has a preexisting personal or business relationship with one or more of the Company’s officers or directors and the Investor’s purchase of the Securities is not the result of any general solicitation or general advertising, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine, the internet or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.3              Sophistication. The Investor has significant knowledge and experience in financial and business matters and is capable of evaluating the terms of this Agreement and the Note and Warrant, and has opted to purchase the Note and Warrant on the terms set forth hereinafter evaluating the terms of this Agreement and the Note and the Warrant in light of the aforementioned knowledge and experience.

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4.4              Restrictions on Resale, Rule 144. The Investor understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of its contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 promulgated thereunder and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Securities may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws. The Investor understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission and that in any event the Investor may not sell the Securities acquired hereunder pursuant to Rule 144 prior to the expiration of the 6-month period (or such shorter period as the Commission may hereafter adopt) after the Investor has acquired the Securities. The Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

4.5              Legend; Stop Transfer. The Securities will bear a legend substantially similar to the following:

thE SECURITIES haVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, as amended (THE “securities ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE securities ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT such REGISTRATION IS NOT REQUIRED UNDER THE securities ACT.

The Company will make a notation regarding the restrictions on transfer of the Securities in its books and it will be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel satisfactory to the Company that such registration is not required.

4.6              Domicile; Qualification as an Accredited Investor. The Investor’s state of domicile is the state set forth in such Investor’s address on the signature page hereto. The Investor by execution of this Agreement hereby represents that he qualifies as an “accredited investor” for purposes of Regulation D promulgated under the Securities Act.

4.7              Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor and enforceable against the Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

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4.8              Disclosure of Information. The Investor represents that the Company has made available to the Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information about the Company (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. The Investor has had a reasonable opportunity prior to the execution of this Agreement to review the SEC Reports, all of which is publicly available from the Commission’s web site at www.sec.gov, and to ask questions and receive answers concerning the financial condition of the Company.

5.            Miscellaneous.

5.1              Written Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

5.2              Notices. All notices, requests, consents and other communications required or permitted hereunder, under the Note will be in writing and will be delivered, or mailed first-class postage prepaid, registered or certified mail to the Investor at the address listed on the signature page hereto and if to the Company, to the attention of Chief Executive Officer, West Texas Resources, Inc., 5729 Lebanon Road, Suite 144, Frisco, Texas 75034. Such notices and other communications will for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

5.3              Entire Agreement. This Agreement, the exhibits hereto and the documents referenced herein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

5.4              Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, will be given effect separately from the provision or provisions determined to be illegal or unenforceable and will not be affected thereby.

5.5              Successors and Assigns. Except to the extent otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto.

5.6              Governing Law. This Agreement will be governed by and construed under the laws of the State of Texas.

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5.7              Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.8              Expenses. Each party shall be responsible for its costs and expenses incurred in connection with this Agreement.

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

“COMPANY”

WEST TEXAS RESOURCES, INC.,

a Nevada corporation

By: /s/ Stephen E. Jones

       Stephen E. Jones,

       Chief Executive Officer

“INVESTOR”

LAKE OSWEGO OIL COMPANY, LLC,

An Oregon limited liability company

By: /s/ Scott Hamersly

       Scott Hamersly, Manager

Address:

_____________________________________

_____________________________________

_____________________________________

Facsimile No.:__________________________

(Signature page to Note Purchase Agreement)

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Exhibit A

Form of Secured Promissory Note

(See attached)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH NOTE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

SECURED PROMISSORY NOTE

$100,000.00	Frisco, Texas
September 5, 2013

WEST TEXAS RESOURCES, INC., a Nevada corporation (“Maker”), hereby promises to pay to the order of Lake Oswego Oil Company, LLC, an Oregon limited liability company (“Lender”), or permitted assigns, in lawful money of the United States of America, the lesser of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) or the principal balance outstanding under this Secured Promissory Note (“Note”), together with accrued and unpaid interest thereon, at the rate or rates set forth below, on November 5, 2013 (the “Maturity Date”).

1.              This Note is issued pursuant to the terms of that certain Note Purchase Agreement dated as of even date herewith by and between Maker and Lender (the “Purchase Agreement”). The Purchase Agreement includes certain rights and obligations of the Maker and Holder with respect to this Note, all of which are incorporated herein by this reference.

2.              The unpaid principal amount of this Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. Interest on the unpaid principal amount shall be paid on the Maturity Date.

3.              This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

4.              Maker hereby pledges to Lender, and hereby grants to Lender, a security interest in Maker’s working interest in the offshore oil and gas field known as West Cam 225 as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Maker’s obligations under this Note, (“Obligations”) including, without limitation all proceeds and products of any and all of the foregoing (collectively, the “Collateral”). In furtherance of the foregoing, Maker agrees to deliver to Lender duly completed financing statements and such other documents and instruments as Lender may reasonably request from time to time to perfect the liens and security interests in the Collateral granted hereunder. Upon the payment in full of the Obligations, the security interests shall automatically terminate and all rights to the Collateral shall revert to Maker. In furtherance of the foregoing, Lender agrees to deliver to Maker, at Maker’s expense, such instruments as Maker may reasonably request to evidence the termination or release of the security interests, as the case may be.

5.              Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

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6.              An event of default under this Note shall occur upon Lender’s written notice to Maker that principal and interest due under this Note has not been paid as and when due.

7.              This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Texas, without regard to principles of conflict of laws.

8.              This Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Note shall be binding upon the successors and assigns of Maker and inure to the benefit of Lender and his permitted and assigns. This Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

WEST TEXAS RESOURCES, INC.

By: /s/ Stephen E. Jones

      Stephen E. Jones,

      Chief Executive Officer

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Exhibit B

Form of Warrant

(See attached)

WARRANT TO PURCHASE COMMON STOCK

WEST TEXAS RESOURCES, INC.

200,000 SHARES

VOID AFTER 5:30 P.M., HOUSTON TIME

ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED, WEST TEXAS RESOURCES, INC., a Nevada corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Houston Time, on the Expiration Date (as hereinafter defined) to Lake Oswego Oil Company, LLC or registered assigns (the “Holder”), under the terms as hereinafter set forth, Two Hundred Thousand (200,000) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (the “Warrant Stock”), at a purchase price of Fifty Cents ($0.50) per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

1.            Exercise of Warrant.

a.              The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 9, the Notice of Exercise attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the Notice of Exercise, or as otherwise provided in this Warrant, any time and prior to 5:30 p.m., Houston Time, on September 5, 2015 (the “Expiration Date”).

b.              Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part by means of a “cashless exercise” in lieu of making a cash payment, and the Holder shall then be entitled to receive a certificate for the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	VWAP (as defined below) on the business day immediately preceding the date of such election;

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(B)	=	the Warrant Price of this Warrant, as adjusted; and
(X)	=	the number of shares of Warrant Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

For purposes of this Warrant, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of the Common Stock for the ten (10) trading days prior to such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for the ten (10) trading days prior to such date (or the nearest preceding date) on the OTC Bulletin Board or OTC Market; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board or OTC Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average bid price per share of the Common Stock so reported for the twenty (20) trading days prior to such date; or (d) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Company’s board of directors. For purposes of this Warrant, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, OTC Bulletin Board or OTC Market.

c.              This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

d.              No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

e.              In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

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2.            Disposition of Warrant Stock and Warrant.

a.              The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act of 1933, as amended (the “Act”), on the ground that the issuance of this Warrant is exempt from registration under Section 4(a)(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 4(a)(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

b.              The Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

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3.            Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.            Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.            Capital Adjustments. This Warrant is subject to the following further provisions:

a.              Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

b.              Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

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c.              Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(e) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

d.              Stock and Rights Offering to Shareholders. If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the “Securities”), then in each such case, the Company shall reserve shares or other units of such Securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

e.              Warrant Price Adjustment. Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

f.              Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

g.              Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

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h.              Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6.            Intentionally Omitted.

7.            Notice to Holders.

a.              Notice of Record Date. In case:

(i)            the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)            of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)           of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b.              Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

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c.              Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

8.            Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

9.            Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at 5729 Lebanon Avenue, Suite 144, Frisco, Texas 75034, Attention: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

10.           Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

11.           Jurisdiction and Venue. The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in Texas and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Texas located in Houston, Texas with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this 5th day of September, 2013.

WEST TEXAS RESOURCES, INC.

By: /s/ Stephen E. Jones

       Stephen E. Jones

       Chief Executive Officer

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NOTICE OF EXERCISE

TO:        West Texas Resources, Inc.

5729 Lebanon Road, Suite 144

Frisco, Texas 75034

Attn: Chief Executive Officer

(1)              The undersigned hereby elects to purchase ______________ shares of Warrant Stock of the Company pursuant to the terms of the attached Warrant to Purchase Common Stock, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)              Payment shall take the form of (check applicable box):

☐              in lawful money of the United States; or

☐              if permitted, the cancellation of __________ shares of Warrant Stock in order to exercise this Warrant with respect to ____________ shares of Warrant Stock (using a VWAP of $______ for this calculation), in accordance with the formula and procedure set forth in subsection 1(b).

☐              if permitted, the cancellation of such number of shares of Warrant Stock as is necessary, in accordance with the formula and procedure set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of shares of Warrant Stock purchasable pursuant to a cashless exercise.

(3)              Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

The shares of Warrant Stock shall be delivered by physical delivery of a certificate to:

(4)              Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

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[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name and Title of Authorized Signatory: _________________________________________

Date: ____________________________________________________________________

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or ___________ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_________________________ whose address is

_________________________

_________________________

Dated: ________________, _______

Holder’s Name: ____________________________________________________________

Holder’s Signature: _________________________________________________________

Name and Title of Signatory: __________________________________________________

Holder’s Address: __________________________________________________________

Signature Guaranteed: _______________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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West Texas Resources, Inc.

5729 Lebanon Road, Suite 144

Frisco, Texas 75034

(940) 464-0601

January 10, 2014

Lake Oswego Oil Company, LLC

Attn: Scott Hamersly

80 State Street, #105

Lake Oswego, Oregon 97034

Re:      Amendment to Secured Promissory Note

Dear Mr. Hamersly:

We are writing with respect to that certain Secured Promissory Note (“Note”) dated September 5, 2013 in the original principal amount of $100,000 made by West Texas Resources, Inc., a Nevada corporation (“Maker”), in favor of Lake Oswego Oil Company, LLC, an Oregon limited liability company (“Lender”). All capitalized terms used in this Letter Agreement which are not otherwise defined herein shall have the same meaning given to them in the Note.

Maker and Lender have discussed the merits of extending the present maturity date of the Note by four months. To that end, this will confirm our agreement to amend the Note by providing that all references to the term “Maturity Date”, as set forth in the Note, shall mean March 5, 2014. This will also confirm that you are waiving any breach under the Note by Maker for not having made the required payments under the Note as of or following the original due date of November 5, 2013.

If this Letter Agreement appropriately reflects our agreement, please sign in the location provided below at which time this Letter Agreement will formally amend the Note as provided herein. Except as provided herein, all other terms and conditions of the Note shall remain in effect and unmodified by this Letter Agreement.

Very truly yours,

/s/ Stephen E. Jones

Stephen E. Jones,

Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Lake Oswego Oil Company, LLC

By:  /s/ Scott Hamersly

Scott Hamersly, Manager

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